Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FARADAY FUTURE INTELLIGENT ELECTRIC INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 2022, AT 3:30 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7846739 8100
SR# 20224084984

Authentication: 20492414
Date: 11-22-2

CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Faraday Future Intelligent Electric Inc., a Delaware corporation (the "***Corporation***"), hereby certifies as follows:

1. That the name of this corporation is Faraday Future Intelligent Electric Inc., and that this corporation was originally incorporated pursuant to the Delaware General Corporation Law on February 11, 2020.

2. That the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 21, 2020.

3. That the second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 21, 2021 (the "***Restated Certificate***").

4. The first two sentences of Section 4.1 of the Restated Certificate are hereby amended and restated to read in their entirety as follows:

> "The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 900,000,000, consisting of two classes of stock: (i) 890,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock"), and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). The class of Common Stock shall be divided into two series of stock composed of (i) 815,000,000 shares of Class A common stock (the "Class A Common Stock") and (ii) 75,000,000 shares of Class B common stock (the "Class B Common Stock")."

5. This Amendment to the Restated Certificate has been duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of Section 228 and 242 of the Delaware General Corporation Law.

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:30 PM 11/22/2022
FILED 03:30 PM 11/22/2022
SR 20224084984 - File Number 7846739

IN WITNESS WHEREOF, Faraday Future Intelligent Electric Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer, on November 22, 2022.

FARADAY FUTURE
INTELLIGENT ELECTRIC INC.

By: DocuSigned by: Carsten Breitfeld
B7713EC7DA0B410...
Carsten Breitfeld
Chief Executive Officer